SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

PROVIDENT BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-16421	52-1518642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 East Lexington Street, Baltimore, Maryland 21202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (410) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 18, 2008, Provident Bankshares Corporation (“Provident”), a Maryland corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with M&T Bank Corporation (“M&T”), a New York corporation. Pursuant to the Merger Agreement, M&T will acquire Provident in a stock-for-stock merger transaction valued at approximately $401 million, based on M&T’s closing price on December 16, 2008.

The Merger Agreement provides that, as promptly as reasonably practicable after signing the Merger Agreement, M&T will cause a corporation (“Merger Sub”) to be formed in Maryland as a wholly-owned subsidiary of M&T, and M&T will cause Merger Sub to become a party to the Merger Agreement. The Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement), Provident will be merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of M&T. Immediately following the effective time of the Merger, Provident’s subsidiary Provident Bank of Maryland would also be merged with and into M&T’s subsidiary M&T Bank. Upon the effectiveness of the Merger, Gary Geisel, the current Chairman of the Board of Directors and Chief Executive Officer of Provident, will be appointed to the board of directors of M&T.

The Merger Agreement has been approved by the board of directors of each of Provident and M&T. Subject to the approval of Provident’s common stockholders, regulatory approvals and other customary closing conditions, the parties anticipate completing the transaction in the second quarter of 2009.

In connection with the Merger, Provident’s common stockholders will receive 0.171625 shares of M&T common stock for each share of Provident common stock held by them, which represents approximately $10.50 per share of Provident common stock, based on M&T’s closing price on December 16, 2008. Aggregate consideration for the outstanding Provident common stock is comprised of approximately 5.75 million shares of M&T common stock, subject to adjustment, and is based on approximately 33.5 million shares of Provident common stock currently outstanding.

M&T will issue shares in new series of preferred stock, to be respectively designated prior to the effectiveness of the Merger as Mandatory Convertible Non-Cumulative Preferred Stock and Fixed Rate Cumulative Perpetual Preferred Stock in exchange for the shares of Series A Mandatory Convertible Non-Cumulative Preferred Stock (“Provident Series A Stock”) and Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Provident Series B Stock”) held by Provident’s preferred stockholders. The terms and conditions of the two new series of M&T preferred stock will be substantially the same as those of the Provident Series A Stock and the Provident Series B Stock respectively.

Provident options will vest and be converted into options to purchase M&T common stock, based on the exchange ratio applied to Provident’s common stock.

As stated above, the Merger is subject to the approval of Provident’s common stockholders, regulatory approvals and other customary closing conditions.

Provident and M&T have each agreed to certain covenants in the Merger Agreement, pursuant to which they are, among others, required to use their reasonable best efforts to obtain stockholder approval, to file a registration statement (including a proxy statement) in connection with the transaction and the necessary stockholder approval, to cooperate in issuing press releases and in taking other actions necessary to consummate the Merger.

The Merger Agreement provides certain termination rights for both Provident and M&T, and further provides that upon termination of the Merger Agreement under certain circumstances, Provident will be obligated to pay M&T a termination fee of $15.8 million.

The Merger Agreement contains a “no shop” provision that, in general, restricts Provident’s ability to solicit third party acquisition proposals or, subject to certain exceptions, provide information to or engage in discussions or negotiations with third parties that have made or are reasonably likely to make an acquisition proposal.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts and qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement, and generally were solely for the benefit of the parties to that agreement. Investors should read the Merger Agreement together with the other information concerning Provident and M&T that each company publicly files in reports and statements with the Securities and Exchange Commission.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated as of December 18, 2008 between Provident Bankshares Corporation, Merger Sub (as defined therein) (from and after its accession to the Agreement) and M&T Bank Corporation.

Forward-Looking Statements:

Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of Provident with the Securities and Exchange Commission (“SEC”), in press releases and in oral and written statements made by or with the approval of Provident that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger between M&T and Provident, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and expectations of M&T or Provident or their managements or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of M&T and Provident will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (vi) the failure of Provident’s stockholders to approve the merger; (vii) local, regional, national and international economic conditions and the impact they may have on M&T and Provident and their customers and M&T’s and Provident’s assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) M&T and Provident’s respective common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or M&T and Provident and their subsidiaries individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) M&T’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xviii) the mix of products/services; (xix) containing costs and expenses; (xx) governmental and public policy changes; (xxi) protection and validity of intellectual property rights; (xxii) reliance on large customers; (xxiii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiv) the outcome of pending and future litigation and governmental proceedings; (xxv) continued availability of financing; (xxvi) financial resources in the amounts, at the times and on the terms required to support future businesses; and (xxvii) material differences in the actual financial results of merger and acquisition activities compared with Provident’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause Provident’s results to differ materially from those described in the forward-looking statements can be found in Provident’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to M&T or Provident or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. M&T and Provident undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information About this Transaction

In connection with the proposed merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Provident and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about M&T and Provident at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at http://www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5138, or to Shareholder Relations, 114 East Lexington Street, Baltimore, Maryland 21202, (410) 277-2080.

M&T and Provident and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Provident in connection with the proposed merger. Information about the directors and executive officers of M&T is set forth in the proxy statement for M&T’s 2008 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 6, 2008. Information about the directors and executive officers of Provident is set forth in the proxy statement for Provident’s 2008 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 12, 2008. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Provident has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT BANKSHARES CORPORATION

/s/ Robert L. Davis
Robert L. Davis
General Counsel and Corporate Secretary

Date: December 22, 2008